For further information, contact: William H. Baumhauer, CEO Frederick J. Dreibholz, CFO Telephone: (303) 804-1333 Market: Nasdaq/NMS Symbol: CMPP

FOR IMMEDIATE RELEASE
OCTOBER 21, 2003

CHAMPPS ENTERTAINMENT, INC. ANNOUNCES
FIRST QUARTER EARNINGS CONFERENCE CALL

        LITTLETON, Colo. … October 21, 2003 … Champps Entertainment, Inc. (Nasdaq:CMPP) announced today that revenues increased approximately 17.9 percent to $48.9 million for the first quarter of fiscal 2004 ended Sept. 28, 2003 versus $41.5 million in the first quarter of fiscal 2003. Comparable restaurant sales for the Champps Restaurants increased approximately 0.2 percent for the three-month period versus a negative 1.6 percent during the same period a year ago. Comparable food sales increased approximately 0.9 percent, while comparable liquor sales decreased 1.8 percent.

        During the first quarter, Champps restaurants were opened in Lansing, Michigan, Colorado Springs, Colorado and Richmond, Virginia.

        During the second quarter of fiscal 2004, the Company intends to open restaurants in Wilmington, Delaware, Rochester, New York and Fairfax, Virginia.

        The Company plans to host a conference call to review results of its fiscal 2004 first quarter on Wednesday, October 29, 2003 at 10:00 AM EST.

        Chairman, President and Chief Executive Officer William H. Baumhauer and Chief Financial Officer Frederick J. Dreibholz will host the conference call. To hear the call in a listen-only mode, participants must dial 1-888-243-0813 (USA) or 1-703-925-2400 (International) at least ten minutes prior to the start of the call and refer to conference identification number 297992. To hear a live web simulcast of the call, visit the company’s web site at www.champps.com click on the Investor Relations icon and refer to conference identification number 297992.

        If unable to participate at the time of the call, the archived web cast can be accessed until November 29, 2003, by visiting www.champps.com, clicking on the Investor Relations icon and referring to conference identification number 297992.

        Littleton, Colo.-based Champps Entertainment, Inc. currently owns and operates 44 and franchises 12 Champps Americana restaurants in 19 states. Champps, which competes in the upscale casual dining segment, offers an extensive menu consisting of freshly prepared food, coupled with exceptional service. Champps presents an exciting environment through the use of videos, music, sports, promotions and programming.

Statements made in this press release include forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may cause such differences include, but are not limited to, those mentioned by the Company from time to time in its filings with the Securities and Exchange Commission. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “should” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and, therefore, readers should not place undue reliance on these forward-looking statements.

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